--------------------------------------------------------------------------------
                                             Consent of Independent Accountants
--------------------------------------------------------------------------------


The Stockholders and Board of Directors
PowerTrader, Inc.


We consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 333-50629) of PowerTrader, Inc. of our report dated January 12, 1999 relating to the Consolidated Balance Sheet of PowerTrader, Inc. as at June 30, 1998 and the related Consolidated Statements of Loss, Cash Flow and Changes in Stockholders' Equity (Deficit) for the years ended June 30, 1998 and 1997 and the Consolidated Statements of Loss, Cash Flow and Changes in Shareholders' Equity (Deficit) for the period from December 29, 1998 (inception of PowerTrader Software Inc.) to June 30, 1998 (cumulative), which report appears in the June 30, 1999 Annual Report on Form 10-KSB of PowerTrader, Inc.


                                                       /s/ BDO Dunwoody LLP

                                                       Chartered Accountants

Vancouver, British Columbia
March 22, 2000